Exhibit 10.5

THIS CONTRACT VARIATION AGREEMENT ("Variation") is dated and effective as of 20 December 2018 ("Variation Effective Date")

BETWEEN

1)	PORTON BIOPHARMA LIMITED of Porton Down, Salisbury, Wiltshire SP4 OPG, United Kingdom ("PBL"); and

2)	JAZZ PHARMACEUTICALS FRANCE SAS of City One, 84 Quai Charles de Gaulle, 69006 Lyon, France ("Jazz")

each a "Party" and together "the Parties"

WHEREAS

A)
PBL and Jazz are parties, through succession and assignment, to a Royalty Bearing Licence Agreement dated 22 July 2005 as further amended on 22 December 2009, 23 March 2012 and 8 August 2012 (the "RBLA");

B)	PBL and Jazz wish to amend the RBLA such that the term of the RBLA will not automatically renew with effect from 31 December 2018;

C)	Any capitalised term used but not defined herein shall have the same meaning given to such term in the RBLA.

IT IS AGREED, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration (including as set out in a letter from PBL to Jazz of even date hereto entitled "Withdrawal of Termination Notice"), the sufficiency of which is hereby acknowledged, as follows:

1.	Clause 13.1 of the RBLA is deleted and replaced by the following:

"This Agreement shall commence on the Effective Date and shall continue in full force and effect until 31 December 2020, subject to earlier termination in accordance with the terms hereof. If notice to terminate the Agreement is not served by 28 February 2019 then the Agreement shall automatically renew until 31 December 2025 and thereafter for subsequent periods of five (5) years, unless and until notice to terminate is served at least two (2) years prior to the end of each subsequent five (5) year period."

2.	Clause 16.4 of the RBLA shall have the words "or email' inserted after the words "fax or registered letter'

3.	A new Sub-Clause 16.5.3 shall be added as follows:

"in the case of a notice sent by email, that such email shall be sent to: for HPA [PBL]: roger.hinton@portonbiopharma.com;

for OPi [Jazz]: bruce.cozadd@jazzpharma.com:

and that a copy of any notice sent by email shall also be sent by post to the address for notices herein or such other address as may be notified by the addressee to the other party from time to time."

4.	A new Sub-Clause 16.6.3 shall be added as follows:

"in the case of a notice sent by email, at the time such email is sent":

5.
This Variation is made in accordance with Clause 16.2 of the RBLA. Other than as set out in this Variation, the RBLA (as amended on 22 December 2009, 23 March 2012 and 8 August 2012) shall continue to be binding upon each Party.

The Parties have caused this Variation to be executed by their duly authorised representatives, to be effective as from the Variation Effective Date.

/s/ Roger Hinton
Signed by an authorised representative of Porton Biopharma Limited

December 21, 2018
Date

/s/ Iain McGill
Signed by an authorised representative of Jazz Pharmaceuticals France SAS

December 20, 2018
Date

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